                           THREE RIVERS HOLDING CORP.
                            1997 STOCK OPTION PLAN
             (As adopted by the Board of Directors of the Company
                            as of October 14, 1997)


  1. PURPOSE OF THE PLAN.

     The purpose of the THREE RIVERS HOLDING CORP. 1997 STOCK OPTION PLAN (the "PLAN") is (i) to further the growth and success of Three Rivers Holding Corp., a Delaware corporation ("PARENT") and its wholly owned subsidiary, SMT Health Services Inc., a Delaware corporation (the "COMPANY") by permitting employees of the Company to acquire shares ("SHARES") of Common Stock, $.01 par value (the "COMMON STOCK"), of Parent, thereby increasing such employees' personal interest in such growth and success and (ii) to provide a means of rewarding outstanding contribution by such persons to the Company. Options granted under this Plan ("OPTIONS") are not intended to qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  2. DEFINITIONS.

     As used in this Plan, the following capitalized terms shall have the meanings set forth below:

     "ACQUISITION SUB" means Three Rivers Acquisition Corp., a Delaware corporation.

     "AFFILIATE" means, with respect to any Person, any other Person that is controlled by, controlling or under common control with, such Person.

     "BOARD" has the meaning set forth in Section 3(a).

     "CAPITAL STOCK" means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock.

     "CAUSE" shall have the meaning defined in an employment or similar agreement between the Company and the Optionee, or, if there is no employment or similar agreement between the Company and the Optionee that defines what constitutes a termination for cause for purposes of such agreement, what constitutes "cause" shall be as reasonably determined by the Board of Directors in good faith.

     "CHANGE-IN-CONTROL" means the occurrence of one or more of the following:

          (a) a sale to any Person other than an Affiliate of Parent of all or substantially all of the assets of either the Company or Parent;

          (b) a sale by Parent of the Capital Stock of the Company, if any such sale is made to a Person other than Parent or any of its Affiliates, which Person, after giving effect to such sale, will own (i) more than 25% of the outstanding Capital Stock of the Company and (ii) more of the Capital Stock of the Company than is owned by Parent and its Affiliates; or

          (c) a sale by the stockholders of Parent of Shares, if any such sale is made to a Person other than an Affiliate of Parent, which Person, after giving effect to such sale, will own (i) more than 25% of the outstanding Shares and (ii) more of the Capital Stock of Parent than is owned by Affiliates of Parent.

     "CODE" has the meaning set forth in Section 1.

     "COMMITTEE" has the meaning set forth in Section 3(a).

     "COMMON STOCK" has the meaning set forth in Section 1.

     "COMPANY" has the meaning set forth in Section 1.

     "DRAG-ALONG GRANTEES" has the meaning set forth in Section 10(a).

     "DRAG-ALONG NOTICE" has the meaning set forth in Section 10.

     "EBITDA" means, for any period of determination thereof, Net Income of the Company and its subsidiaries plus, without duplication, (a) Interest Expense, (b) income tax expense, refunds or credits for such periods, and
  (c) depreciation and amortization expense of the Company and its subsidiaries, all determined in accordance with GAAP.

     "EFFECTIVE DATE" means October 14, 1997.

     "EQUITY INTEREST" means (a) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock) and (b) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXPIRATION DATE" has the meaning set forth in Section 7.

     "FAIR MARKET VALUE" means:

        (a) if the Shares are publicly traded and reported on a closing price basis, the closing price on the principal national securities exchange, market or system on which the Shares are traded on the trading day immediately preceding the date of determination or, if no trades were made on such day, on the next preceding day on which trades were made, otherwise, the average of the bid and asked prices for the Shares on the trading day immediately preceding the date of determination in the over-the-counter market as reported by Nasdaq or, if not reported by Nasdaq, by an established quotation service for over-the-counter securities; or

        (b) if there is no public trading market for the Shares, the fair value of such Shares on the date of any determination as reasonably determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of Shares in private transactions negotiated at arms' length.

Notwithstanding anything contained in this Plan to the contrary, all determinations pursuant to this Section shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied, and statements and interpretations (if applicable) issued by the Financial Accounting Standards Board, or any successor body, as in effect from time to time, unless otherwise stated.

     "GOOD REASON" shall have the meaning defined in an employment or similar agreement between the Company and the Optionee, or, if there is no employment or similar agreement between the Company and the Optionee that defines what constitutes a termination for good reason for purposes of such agreement, what constitutes "good reason" shall be as reasonably determined by the Board of Directors in good faith.

     "INDEBTEDNESS" means indebtedness for borrowed money, reimbursement obligations with respect to letters of credit and similar instruments, obligations incurred, issued or assumed as the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business consistent with past practice), obligations of others secured by (or, for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured) any lien on property or assets of the Company or any subsidiary, capital lease obligations, and obligations in respect of guarantees of any of the foregoing or any "keep well" or other agreement to maintain any financial statement condition of another person, in each case, whether or not matured, liquidated, fixed, contingent, or disputed.

     "INTEREST EXPENSE" means, for any period, all interest (including capitalized interest) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation payment-in-kind, zero coupon and other like securities and the interest component of capital lease obligations applicable to such period) of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP.

     "INVESTMENT" in any Person, means any loan or advance to such Person, any purchase or other acquisition of any Equity Interest or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including any arrangement pursuant to which an investing Person incurs Indebtedness of the types referred to in the definition of "Indebtedness" in respect of such Person.

     "MISSED PERFORMANCE MEASUREMENT DATE" has the meaning set forth in
Section 6(d).

     "MISSED VESTING DATE" has the meaning set forth in Section 6(d).

     "NET DEBT" means (a) all amounts owing by the Company in respect of outstanding Indebtedness (including principal, interest, fees, expenses and prepayment penalties), less (b) cash of the Company, all determined on a consolidated basis in accordance with GAAP.

     "NET INCOME" means, for any period, the gross revenues of the Company and its consolidated subsidiaries for such period less all expenses and other proper charges, in each case determined in accordance with GAAP, but (a) excluding in any event any gains or losses on the sale or other disposition of Investments or fixed or capital assets or from any transaction classified as extraordinary under GAAP, any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses and (b) in the good faith sole discretion of the Board or the Committee, adjusted for non-recurring or non-operating gains or losses and other non-recurring or non-operating gains or losses which affect Net Income;

            "NOTICE" has the meaning set forth in Section 12(b).

            "OPTION" has the meaning set forth in Section 1.

            "OPTION AGREEMENT" has the meaning set forth in Section 4(c).

            "OPTION PRICE" has the meaning set forth in Section 5(a).

            "OPTIONED SHARES" has the meaning set forth in Section 12(b).

            "OPTIONEES" has the meaning set forth in Section 4(a).

            "PARENT" has the meaning set forth in Section 1.

            "PERFORMANCE MEASUREMENT DATE" has the meaning set forth in
Section 6(c).

            "PER SHARE EQUITY VALUE" means, in respect of any Performance Measurement Date, (a)(i) the product of (x) EBITDA for the calendar year ending on such Performance Measurement Date, multiplied by (y) six, minus
(ii) Net Debt as of the end of such calendar year, divided by (b) the sum of
(x) the number of Shares outstanding as of the end of such calendar year and
(y) the number of Shares issuable upon the conversion of securities convertible into Shares or upon the exercise of options or warrants exercisable for Shares, in each case in this clause (b), which are both vested (or, in the case of Options, will become vested on or before the April 1 next succeeding such Performance Measurement Date) and "in the money" (I.E., the exercise price or conversion price is less than the Per Share Equity Value calculated without giving effect to such convertible securites or options or warrants); PROVIDED, HOWEVER, that if a Qualified Public Offering shall have been consummated prior to any such calculation, "PER SHARE EQUITY VALUE" shall mean the average closing stock price of a Share or a share of common stock of the Company for the thirty trading days immediately preceding the date of any such determination (with the five highest and five lowest closing stock prices disregarded), as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or, if the Shares or shares of common stock of the Company are then traded on a national securities exchange, on the principal national securities exchange on which it is so traded.

             "PER SHARE TARGET VALUE" has the meaning set forth in Section
6(c).

             "PERSON" is to be construed in the broadest sense and means and includes any natural person, company, limited liability company, partnership, joint venture, corporation, business trust, or unincorporated organization or any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

             "PRO RATA PORTION" has the meaning set forth in Section 11(a).

             "PRO RATA TARGET" has the meaning set forth in Section 6(f).

             "QUALIFIED PUBLIC OFFERING" means a public offering of Common Stock of Parent in which the proceeds to Parent, net of all fees, commissions, discounts and expenses, equals or exceeds $20 million.

             "RECAPITALIZATION" has the meaning set forth in Section 13(a).

             "RULE 16b-3" has the meaning set forth in Section 3(a).

             "SEC" means the Securities and Exchange Commission.

             "SECURITIES ACT" has the meaning set forth in Section 14(b).

             "SHARES" has the meaning set forth in Section 1.

             "TAG-ALONG GRANTORS" has the meaning set forth in Section 11(a).

             "TIME/ACCELERATION TIME VESTING DATE" has the meaning set forth in Section 6(c).

            "TIME/ACCELERATION VESTING DATE" has the meaning set forth in
Section 6(c).

            "TIME/ACCELERATION VESTING OPTIONS" has the meaning set forth in
Section 4(d).

            "TIME VESTING OPTIONS" has the meaning set forth in Section 4(d).

            "TRANSFER" means, with respect to any security (including any Option), a sale, transfer, assignment, encumbrance, pledge or other disposition of such security either voluntarily or involuntarily and with or without consideration (including, without limitation, by way of foreclosure or other acquisition by any lender with respect to any shares pledged to such lender by an Optionee).

             "VESTED OPTION" has the meaning set forth in Section 6.

    3. ADMINISTRATION OF THE PLAN.

              (a) STOCK OPTION COMMITTEE. This Plan shall be administered by a three-person committee (the "COMMITTEE") comprised of three members of the Board of Directors of Parent (the "BOARD"), appointed from time to time by the Board. The Committee shall have the power and authority to grant Options under this Plan; PROVIDED, HOWEVER, that, so long as the Company shall be required to comply with Rule 16b-3 promulgated by the SEC under the Exchange Act ("RULE 16b-3") in order to permit officers and directors of Parent to be exempt from the provisions of Section 16(b) of the Exchange Act with respect to transactions effected pursuant to this Plan, each member of the Committee, at the effective date of his or her appointment to the Committee and at all times thereafter while serving on the Committee, shall be a "DISINTERESTED PERSON" within the meaning of Rule 16b-3.

              (b) PROCEDURES. The members of the Committee shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of this Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

              (c) ADMINISTRATION. Except as may otherwise be expressly reserved to the Board as provided herein, and, with respect to any Option, except as may otherwise be provided in the Option Agreement evidencing such Option, the Committee shall have all powers with respect to the administration of this Plan, including the interpretation of the provisions of this Plan and any Option Agreement, and all decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in this Plan.

    4. GRANT OF OPTIONS; SHARES SUBJECT TO THIS PLAN.

              (a) POWER TO GRANT OPTIONS. Subject to the provisions of this Plan, the Committee shall have the power and authority, in its sole discretion, after consultation with Jeff D. Bergman (so long as Mr. Bergman is the Chief Executive Officer or a Director of the Company at the applicable time) and with Daniel Dickman (so long as Mr. Dickman is the Chief Operating Officer or a Director of the Company at the applicable time), to determine:

                (i) the persons (from among the class of persons eligible to receive Options under this Plan) to whom Options shall be granted (the "OPTIONEES");

                (ii)  the time or times at which Options shall be granted; and

                (iii) the number of Shares subject to such Option.

Notwithstanding anything to the contrary contained herein, as of the Effective Date, each Person listed in EXHIBIT A shall be granted Options which shall represent the right to acquire, subject to Section 6, that number of Shares set forth opposite such Person's name on EXHIBIT A.

              (b) ELIGIBILITY. Options may be granted under this Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date to any person who is an employee of Parent or any of its Subsidiaries at the time of grant. Notwithstanding anything contained in
Section 4(a) to the contrary, Options may not be granted to any Person in any one taxable year of Parent in excess of 25% of the Options issued or issuable under this Plan. Notwithstanding any other provision of this Plan to the contrary, the Committee may, in its discretion, provide that, with respect to any Option, the terms of the Option Agreement evidencing such Option shall control any conflicts between provisions of this Plan and provisions of such Option Agreement.

              (c) OPTION AGREEMENTS. Each Option shall be evidenced by a written agreement (an "OPTION AGREEMENT"), in substantially the form of EXHIBIT B, with such changes thereto as are consistent with this Plan as the Committee shall deem appropriate. Each Option Agreement shall be executed by Parent and the Optionee.

              (d) TIME VESTING OPTIONS AND TIME/ACCELERATION VESTING OPTIONS. One half of the Options granted on the Effective Date to each Optionee shall Vest in accordance with Section 6(b) ("TIME VESTING OPTIONS") and one half of the Options granted to each Optionee on the Effective Date shall Vest in accordance with Section 6 (other than Section 6 (b)) ("TIME/ACCELERATION VESTING OPTIONS"). Options granted after the Effective Date shall vest as determined by the Committee, in its sole and absolute discretion, and set forth in the applicable Option Agreement.

              (e) DATE OF GRANT. Other than the Options granted as of the Effective Date, the date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.

          (f) NUMBER OF SHARES. Subject to any equitable adjustments for Recapitalizations pursuant to Section 13 and subject to the vesting provisions set forth in Section 6, each Option shall be exercisable for one Share. Subject to any equitable adjustments for Recapitalization pursuant to
Section 13, the number of Shares subject at any one time to Options granted under this Plan, and the number of Shares theretofore issued and delivered pursuant to the exercise of Options granted under this Plan, shall be 35,000 Shares. If and to the extent that Options granted under this Plan terminate, expire or are canceled without having been fully exercised, new Options may be granted under this Plan with respect to the Shares covered by the unexercised portion of such terminated, expired or canceled Options.

         (g) CHARACTER OF SHARES The Shares issuable upon exercise of Options granted under this Plan shall be (i) authorized but unissued Shares,
(ii) Shares held in Parent's treasury or (iii) a combination of the foregoing.

         (h) RESERVATION OF SHARES Parent shall use commercially reasonable efforts to ensure that the number of Shares reserved for issuance under this Plan shall at all times be equal to the maximum number of shares which may be purchased at such time pursuant to outstanding Options.

5.  OPTION PRICE.

         (a) GENERAL The exercise price (the "OPTION PRICE") at which each Share subject to an Option may be purchased shall be $100.00 (subject to equitable adjustment for Recapitalization affecting the Common Stock).

         (b) REPRICING OF OPTIONS Subsequent to the date of grant of any Option, the Committee may (i) in its sole discretion, establish a new Option Price for such Option so as to decrease the Option Price of such Option or
(ii) with the consent of the Optionee, establish a new Option Price for such Option so as to increase the Option Price of such Option.

6.  EXERCISABILITY AND VESTING OF OPTIONS.

         (a) All Options granted on the Effective Date shall be subject to vesting as set forth in this Section 6, and all Options granted after the Effective Date shall be subject to vesting as determined by the Committee and set forth in the applicable Option Agreement. Each Option which has vested in accordance with this Section 6, or pursuant to an Option Agreement, as the case may be, is herein referred to as a "VESTED OPTION."

         (b) 25% of the Time Vesting Options shall become Vested Options on each of the first four anniversaries of the date of grant of such Option if the Optionee is employed by the Company on such anniversary date. If a Change-in-Control shall occur, then all of the Time Vesting Options held by such Optionee shall become Vested Options immediately prior to such Change-in-Control.

         (c) The Time/Acceleration Vesting Options shall become Vested Options on the date that is seven years and six months (the "TIME/ACCELERATION TIME VESTING DATE") immediately following the date of grant if the Optionee is employed by the Company on the Time Acceleration Vesting Date; PROVIDED, HOWEVER, that if the Per Share Equity Value as of the Performance Measurement Date indicated below (each, a "PERFORMANCE MEASUREMENT DATE") equals or exceeds the Per Share Target Value indicated below (the "PER SHARE TARGET VALUE") and the Optionee is employed by the Company on the Time/Acceleration Vesting Date indicated below (collectively with the Time/Acceleration Time Vesting Date, the "TIME/ACCELERATION
VESTING DATE"), then 25% of the Time/Acceleration Vesting Options shall vest on such Time/Acceleration Vesting Date.

             PERFORMANCE            TIME/ACCELERATION              PER SHARE
          MEASUREMENT DATE            VESTING DATE                TARGET VALUE
          -----------------         -----------------             -------------
          December 31, 1998         April 1, 1999                   $164.00

          December 31, 1999         April 1, 2000                   $229.60

          December 31, 2000         April 1, 2001                   $321.44

          December 31, 2001         April 1, 2002                   $450.02

          December 31, 2002         April 1, 2003                   $630.02

         (d) If both (i) the Per Share Equity Value as of any Performance Measurement Date (the "MISSED PERFORMANCE MEASUREMENT DATE") equals at least 80% of the Per Share Target Value established for such Performance Measurement Date, but is less than 100% of the Per Share Target Value established for such Performance Measurement Date and (ii) the Per Share Equity Value as of the immediately subsequent Performance Measurement Date equals or exceeds the Per Share Target Value established for such subsequent Performance Measurement Date pursuant to to Section 6(c), then the Time/Acceleration Vesting Options which did not become Vested Options as of the Time/Acceleration Vesting Date immediately succeeding the Missed Performance Measurement Date (the "MISSED VESTING DATE") shall become Vested Options as of the first anniversary of the Missed Vesting Date if the Optionee holding the applicable Time/Acceleration Vesting Options is employed by the Company as of the first anniversary of the Missed Vesting Date.

     (e) Notwithstanding anything to the contrary contained herein, if the Per Share Equity Value as of any Performance Measurement Date is less than the Per Share Equity Target established for such Performance Measurement Date, the Committee may, in its sole and absolute discretion, cause all or any part of the Time/Acceleration Vesting Options which did not become Vested Options to become Vested Options as of the applicable Time/Acceleration Vesting Date.

     (f) If a Change-in-Control shall occur prior to December 31, 2002, all of the Time/Acceleration Vesting Options automatically shall become Vested Options if the Fair Market Value of the per share consideration received by the holders of Shares equals or exceeds the sum of (i) the Per Share Target Value (which shall be adjusted in connection with any Recapitalization) as of the Performance Measurement Date immediately preceding the date of such Change-in-Control, plus (ii) the Pro Rata Target as of the date of consummation of such Change-in-Control. The "PRO RATA TARGET" means, as of any date, (i) (x) the Per Share Target Value (which shall be adjusted in connection with any Recapitalization) as of the Performance Measurement Date immediately succeeding the date of such Change-in-Control, less (y) the Per Share Target Value (which shall be adjusted in connection with any Recapitalization) as of the Performance Measurement Date immediately preceding the date of such Change-in-Control, multiplied by (ii) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Performance Measurement Date and the denominator of which is 365.

     (g) If Parent consummates a Qualified Public Offering before January 1, 2003, all Time/Acceleration Vesting Options shall become Vested Options if the per share proceeds to Parent, net of all fees, commissions, discounts and expenses, equal or exceed the sum of (i) Per Share Target Value (which shall be adjusted in connection with any Recapitalization) as of the Performance Measurement Date immediately preceding the consummation of the Qualified Public Offering, plus (ii) the Pro Rata Target as of the date of consummation of such Qualified Public Offering.

Notwithstanding anything to the contrary contained in this Plan, each Option shall cease vesting as of the time that an

Optionee's employment with the Company is terminated for any reason and no Option which is not a Vested Option as of such time shall become a Vested Option thereafter. All decisions by the Committee with respect to any calculations pursuant to this Section (absent manifest error) shall be final and binding on all Optionees.

7.  AUTOMATIC TERMINATION OF OPTION.

     Each Option granted under this Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following (the "EXPIRATION DATE"):

        (a)  the tenth anniversary on which such Option is granted;

        (b) subject to Section 7(d), if an Optionee terminates his employment with the Company without Good Reason, on the thirtieth day following the date of such termination;

        (c) subject to Section 7(d), if an Optionee's employment with the Company is terminated by the Optionee or the Company for any reason other than a termination by the Optionee for Good Reason, on the expiration of twelve months following such termination;

        (d) if an Optionee enters into a consulting or other material business relationship with the Company, the earlier of (i) the second anniversary of the date of termination of employment for any reason and (ii) the termination of any such consulting or other relationship; or

        (e) with respect to Options granted after the Effective Date, the expiration of such other period of time or the occurence of such other event as the Committee, in its discretion, may provide in the Option Agreement governing such Option.

8.  REGISTRATION ON FORM S-8.

     On or prior to the first anniversary of a Qualified Public Offering, Parent will file or cause to be filed, and will use commercially reasonable efforts to cause to be effective, a registration statement on Form S-8 with respect to the sale of Shares purchased upon the exercise of Options; PROVIDED that Parent may delay such filing on one or more occasions for up to 180 days if Parent determines in good faith that in order to file a Form S-8 disclosure that would be materially adverse to Parent or the Company would be required.

9.     REPURCHASE OF SHARES.


                                   [RESERVED]

10.  DRAG-ALONG RIGHT.

                                   [RESERVED]

11. STOCKHOLDER'S AGREEMENT. All Optionees shall be required to execute and be bound by the terms of the Stockholder's Agreement in substantially the form attached hereto as Exhibit A.

12. PROCEDURE FOR EXERCISE.

         (a) PAYMENT At the time an Option is granted under this Plan, the Optionee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

              (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the Shares with respect to which the Option is being exercised and the aforementioned form of payment shall be the only form available on or after a Qualified Public Offering;

              (ii) stock certificates (in negotiable form) representing Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price of the Shares with respect to which the Option is being exercised;

              (iii) Vested Options, valued for such purposes at the Fair Market Value per share of Common Stock on the date of exercise, net of the Option Price for each such Share; or

              (iv)  a combination of the methods set forth in clauses (i),
    (ii) and (iii).

         (b) NOTICE An Optionee (or other person, as provided in Section 14(c)) may exercise a Vested Option granted under this Plan in whole or in part (but for the purchase of Whole Shares only), as provided in the Option Agreement evidencing his Option, by delivering a written notice (the "NOTICE") to the Secretary of the Company. The Notice shall state:

              (i)   that the Optionee elects to exercise the Vested Option;

              (ii) the number of Shares with respect to which the Vested Option is being exercised (the "OPTIONED SHARES");

              (iii) the method of payment for the Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

              (iv) the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option);

              (v)   a copy of any election filed by the Optionee pursuant to
    Section 83(b) of the Code; and

              (vi) such further provisions consistent with this Plan as the Committee may from time to time require.

The exercise date of a Vested Option shall be the date on which the Company receives the Notice from the Optionee.

         (c) ISSUANCE OF CERTIFICATES The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 14(c)) for the Shares purchased upon exercise of an Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising a Vested Option in accordance with the provisions of Section 14(c) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under this Plan until the date of issuance of a stock certificate pursuant to this
Section 12(c).

13.  ADJUSTMENTS.

         (a) CHANGES IN CAPITAL STRUCTURE. If the Common Stock is changed by reason of a stock split, reverse stock split or stock combination, stock dividend or distribution, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization (each such event being a "RECAPITALIZATION"), the Committee shall make such adjustments in the number and class of shares of stock available under this Plan as shall be necessary to preserve to an Optionee rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such rights), including, without limitation, a corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change and the number of shares that vest pursuant to this Plan.

          (b) SPECIAL RULES. The following rules shall apply in connection with Section 13(a) above:

                (i) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Shares; and

               (ii) any adjustments referred to in Section 13(a) shall be made by the Committee in its sole and absolute discretion (absent manifest error) and shall be conclusive and binding on all persons holding any Options granted under this Plan.

14. RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

          (a) No Options shall be granted under this Plan (other than Options granted on the Effective Date), and no Shares shall be issued and delivered upon the exercise of Options granted under this Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction. Subject to Section 8, Parent shall use commercially reasonable efforts to be in compliance with such laws and requirements.

          (b) The Committee in its sole and absolute discretion may, as a condition to the exercise of any Vested Option granted under this Plan, require an Optionee (i) to represent in writing that the Shares received upon exercise of a Vested Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are reasonably deemed appropriate by the Company to satisfy the requirements of applicable law, including, without limitation, an applicable private placement exemption of the Securities Act as determined by the Committee. Stock certificates representing Shares acquired upon the exercise of Vested Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend and such additional legends as may be required by the Option Agreement evidencing a particular Option:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR

  TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL TO THE ISSUER HEREOF THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

          (c) No Option granted under this Plan may be Transferred by the Optionee, except by will or by the laws of descent and distribution. A Vested Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Vested Options shall thereafter be exercisable, during the period specified in Section 7(b) or the applicable Option Agreement (as the case may be), by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Optionee at the time of his or her death.

          (d) No Share issued upon exercise of an Option may be Transferred, except as otherwise provided in this Plan (including any Transfer permitted by law from and after effectiveness of a Form S-8 covering Shares issued upon exercise of Options), by will, by the laws of descent and distribution or to Parent or any of Parent's affiliates.

15. EFFECTIVE DATE AND TERMINATION OF THE PLAN.

          (a) This Plan shall become effective on the Effective Date.

          (b) No Options may be granted after the tenth anniversary of the Effective Date.

          (c) Any Option outstanding as of the tenth anniversary of the Effective Date shall remain in effect until the earlier of the exercise thereof and the Expiration Date with respect to such Option.

16. WITHHOLDING TAXES.

     Whenever under this Plan, Shares are to be delivered to an Optionee, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto.

17. MISCELLANEOUS.

     Each Option granted under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole and absolute.

          (a) NUMBER AND GENDER. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

          (b) CAPTIONS. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

          (c) AMENDMENT OF PLAN. The Board of Directors or the Committee may at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate shareholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan, or otherwise materially increase the benefits accruing to participants under the Plan.

          (d) GOVERNING LAW. All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          (e) SECURITIES EXCHANGE ACT COMPLIANCE. The Corporation will use its commercially reasonable efforts to cause the exemption from Section 16 of the 1934 Act afforded by such Rule 16b-3 to be available at the time the Company has a class of equity securities registered under Section 12 of the 1934 Act.

          (f) NO EVIDENCE OF EMPLOYMENT OR SERVICE. Nothing contained in this Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with Parent or any of its Subsidiaries or interfere in any way with the right of Parent or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

                                                      NONQUALIFIED STOCK
                                             OPTION AGREEMENT dated as of the
                                             date set forth on the signature
                                             page hereto between THREE RIVERS
                                             HOLDING CORP., a Delaware
                                             corporation ("PARENT"), and the
                                             person set forth on the
                                             signature page hereto (the
                                             "OPTIONEE").

     Parent, acting through a committee (the "COMMITTEE") of its Board of Directors (the "BOARD") has granted to the Optionee, effective as of the date of this Agreement, an option under Parent's 1997 Stock Option Plan (the "PLAN") to purchase up to the number of shares of the Common Stock, $.01 par value, of Parent (the "COMMON STOCK") set forth on the signature page hereto, on the terms and subject to the conditions set forth in this Agreement and the Plan.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

     SECTION 1.  THE PLAN.

     The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from Parent by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

     SECTION 2.  OPTION; OPTION PRICE.

     On the terms and subject to the conditions of this Agreement, the Optionee is hereby granted the option (the "OPTION") to purchase Shares at the Option Price set forth on the signature page hereto. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

     SECTION 3.  TERM.

     The term of the Option (the "OPTION TERM") shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall have sooner been terminated in accordance with the terms of the Plan or this Agreement.

     SECTION 4.  RESTRICTION ON TRANSFER.

     The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     SECTION 5.  OPTIONEE'S EMPLOYMENT.

     Nothing in the Option shall confer upon the Optionee any right to continue to be employed by Parent or any of its Affiliates or interfere in any way with the right of Parent or its Affiliates or stockholders, as the case may be, to terminate the Optionee's employment or retention by Parent or any of its Affiliates or to increase or decrease the Optionee's compensation at any time.

     SECTION 6.  NOTICES.

     All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier guaranteeing next day delivery, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

               (a) if to Parent, to it at:

                   Three Rivers Holding Corp.
                   c/o SMT Health Services Inc.
                   10521 Perry Highway
                   Wexford, PA 15090
                   Attention: President
                   Telecopier: (412) 933-3300
                   Telephone:  (412) 933-3311;

                   with a copy to:

                   O'Sullivan Graev & Karabell, LLP
                   30 Rockefeller Plaza
                   41st Floor
                   New York, NY 10112
                   Attention: John J. Suydam
                   Telecopier:  (212) 408-2420
                   Telephone:   (212) 408-2400; and

if to the Optionee, to him at the address and telecopier number set forth in the Parent's records, or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     SECTION 7.  WAIVER OF BREACH.

     The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

     SECTION 8.  OPTIONEE'S UNDERTAKING.

     The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents Parent may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

     SECTION 9.  MODIFICATION OF RIGHTS.

     Anything contained in this Agreement or the Plan (including, without limitation, Section 3(c) of the Plan) to the contrary notwithstanding, no provision of this Agreement may be modified or amended without the prior written consent of the Corporation and the Optionee, and no interpretation, modification, amendment or termination of any provision of the Plan that would adversely affect the rights of the Optionee under or with respect to the Plan or this Agreement shall be effective as to the Optionee without the Optionee's prior written consent.

         SECTION 10. GOVERNING LAW.

          All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         SECTION 11. COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         SECTION 12. ENTIRE AGREEMENT.

          This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         SECTION 13. SEVERABILITY.

          It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                         *        *        *        *

          IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Incentive Stock Option Agreement as of the date first written above.

Dated as of: _____________, 199_


                                  THREE RIVERS HOLDING CORP.

                                  By:________________________________
                                     Name:
                                     Title:

                                  ___________________________________
                                  Signature of Optionee


                                  ___________________________________
                                  Name of Optionee


                                  ______________________
                                  Number of shares
                                  of Common Stock


                                  $______________________
                                  Option Price
                                  per share


                                      -5-